Xerium Technologies Inc. March 2011 Selected Data – Earnings Call May 4, 2011 EXHIBIT 99.2

Forward Looking Statements
• This presentation contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause the actual results to differ materially from those indicated.
• Actual results may differ materially due to a number of factors, including those factors discussed in our earnings press release dated May 4, 2011, and other factors discussed in our filings with the SEC. Copies of these filings are available from the SEC and in the investor relations section of our website at www.xerium.com.
• These slides, the associated remarks and comments made during our first quarter 2011 financial results conference call, our earnings release dated
May 4, 2011 and reconciliation of certain non-GAAP financial information posted in the investor relations section of our website are integrally related and are intended to be presented and understood together.

Bookings Analysis – Total Xerium
6 & 13 Month Trend Lines
New order bookings for 1Q2011 are $155.4M compared to 1Q2010 of $150.9M, a $4.5M increase.  Bookings in 2011 have been slightly positively influenced as compared to 2010 by the dollar/Euro exchange rate.
35,000
40,000
45,000
50,000
55,000
60,000
51,631 46,221 47,989 49,462 47,518 43,925 51,232 48,259 48,137 46,369 53,238 50,082 52,033
6 Months 48,259 48,137 46,369 53,238
50,082
52,033
Mar-10 Apr-10 May-10 Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11
13 Months

Bookings Analysis – Roll Coverings
6 & 13 Month Trend Lines
Rolls new order bookings of $54.0M in 1Q2011 are 16.7% higher than 1Q2010 levels of
$46.2M.  This represents the strongest quarter over the last year.  Bookings in 2011 have been slightly positively influenced as compared to 2010 by the dollar/Euro exchange rate.
10,000
12,000
14,000
16,000
18,000
20,000
13 Months
15,819 14,968 15,917 16,789 15,809 17,279 16,341 17,890 17,758 17,276 17,739 16,713 19,549
6 Months
17,890 17,758 17,276 17,739 16,713 19,549
Mar-10 Apr-10 May-10 Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11

Bookings Analysis – Paper Machine Clothing
6 & 13 Month Trend Lines
New order bookings of $101.4M are slightly lower than1Q2010 levels of $104.8M.  However, bookings increased $11.5M over Q42010 bookings.  PMC bookings are being constrained to prevent lead time extension.  Bookings in 2011 have been slightly positively influenced as compared to 2010 by the dollar/Euro exchange rate.
15,000
20,000
25,000
30,000
35,000
40,000
13 Months
35,812 31,253 32,072 32,673 31,709 26,646 34,891 30,370 30,395 29,095 35,502 33,370 32,484
6 Months 30,370 30,395 29,095 35,502 33,370 32,484
Mar-10 Apr-10 May-10 Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11

New Product Sales as a Percent of  Revenue
Meaningful progress continues on Xerium’s goal to increase its technological leadership.  Our goal is to derive 60% of XRM’s sales revenue from new products (those developed within the prior five years) that make a measurable improvement in customer performance while simultaneously reducing our operating costs.
$ 18.2M
$ 45.6M
'09 Q3 09 Q4 10 Q1 10 Q2 10 Q3 10 Q4 11 Q1
Clothing
28.4% 27.0% 31.5% 33.3% 41.0% 47.7% 48.6%
Rolls
13.3% 14.9% 22.3% 23.5% 24.8% 26.2% 36.9%
10%
20%
30%
40%
50%

Total Xerium Quarterly Sales and Gross Margin
000’s
Sequentially, Q1 2011 sales increased 6.1% over Q1 2010 and 22.9% over Q1 2009 primarily due to higher product demand.
'09 Q1 '09 Q2 '09 Q3 '09 Q4 '10 Q1 '10 Q2 '10 Q3 '10 Q4 '11 Q1
Qtr Sales $
116.5 120.8 130.3 132.4 135.0 132.8 135.9 144.6 143.2
Year-over-Year
(26.7%) (29.1%) (18.2%) (11.4%) 15.9% 9.9% 4.3% 9.2% 6.1%
Gross Margin
38.0% 37.7% 37.4% 36.8% 38.3% 38.9% 38.7% 40.3% 37.7%
30.0%
35.0%
40.0%
45.0%
50.0%
55.0%
60.0%
$0
$30
$60
$90
$120
$150
$180

S G & A as a Percent of Revenue, excluding
Operational & Financial Restructuring Expenses
(A) Excludes operational restructuring expenses
(B) Excludes operational restructuring expenses and financial restructuring expenses.
Note – a reconciliation of SG&A as a percentage of revenue excluding (A) operational restructuring expenses and (B) operational and financial restructuring expenses is available in the investor relations section of the Company’s website at www.xerium.com.
SG&A %  (B)
27.8%    20.7%    25.5%   26.4%   28.4%   28.6%   26.9%  25.1%  27.9%

In 2011, SG&A as a percent of sales is 27.9% as compared to fourth quarter 2010 of 25.1%.  Without the gain on sale of land in fourth quarter of 2010, the SG&A % would have been 26.1%.  The remaining increase between quarters relates to currency of $.6 million and other miscellaneous expenses.
'09 Q1 '09 Q2
'09 Q3
'09 Q4 '10 Q1 '10 Q2 '10 Q3 '10 Q4 '11 Q1
SG&A % (A)
27.8% 20.9% 27.0% 31.3% 35.4% 28.9% 26.9%
25.1% 27.9%
15%
20%
25%
30%
35%
40%
’09 Q1
Sales=$116.5 M
’10 Q1
Sales=$135.0 M
’11 Q1
Sales=$143.2 M

Trailing Twelve Month (“LTM”) Adjusted EBITDA
Q1-09 Q2 Q3 Q4 Q1-10 Q2 Q3 Q4 Q1-11
Adjusted EBITDA by Qtr
20,567 32,325 27,916 24,753 24,476 25,230 29,093 35,251 26,145
Adjusted EBITDA LTM
105,408 109,317 102,222 103,399 114,050 115,719
$0
$20,000
$40,000
$60,000
$80,000
$100,000
$120,000
$140,000
$160,000
$180,000
$0
$5,000
$10,000
$15,000
$20,000
$25,000
$30,000
$35,000
$40,000
Adjusted EBITDA at each quarter was the amount as calculated per the definition in the  Amended Restated Credit Facility. Under the Amended Restated Credit
Facility, additional add backs were $398, $671, $2820, and $8665 in Q1, Q2, Q3 and Q4 of 2009 respectively.  Adjusted EBITDA for Q4 2009 has been fixed by the Amended Restated Credit Facility at $24,600.
Note:  a reconciliation of Trailing Twelve Month Adjusted EBITDA to Net Income (Loss) is available in the investor relations section of the Company’s website at
www.xerium.com.

Average Sales Price Change as a % of Revenue
-3.0%
-2.5%
-2.0%
-1.5%
-1.0%
-0.5%
0.0%
0.5%
1.0%
'09 Q1 '09 Q2 '09 Q3 09 Q4 10 Q1 10 Q2 10 Q3 10 Q4 11 Q1
Global Economic Downturn
Note – Data compares as a % sales price achieved current year compared to prior year
Our pricing environment has stabilized over the past two plus years resulting from our selling disciplines, customers’ recognition of the value of our new products, and general market recovery.

Trade Working Capital as a Percent of Revenue
'09 Q1 '09 Q2 '09 Q3 '09 Q4 '10 Q1 '10 Q2 '10 Q3 '10 Q4 '11 Q1
Revenue 000's
116.5 120.8 130.3 132.4 135.0 132.8 135.9 144.6 143.2
TWC% Qx4
29.4% 29.4% 27.8% 25.3% 25.6% 24.3% 26.5% 24.6% 27.7%
$100
$105
$110
$115
$120
$125
$130
$135
$140
$145
$150
15%
20%
25%
30%
35%
Q1 2011 TWC % has increased primarily due to currency, higher sales demand, prebuild to support annual sales targets, and accelerated raw material purchases in advance of anticipated oil driven price increases.
(Note:  a reconciliation of Trade Working Capital to Revenue is available in the investor relations section of the Company’s website at www.xerium.com.

Total Xerium Annual Capital Expenditures
2008 2009 2010 2011
CAPEX
39.0 19.5 27.9 4.2
2011 Budget
32.4
$0
$15
$30
$45
000's
Our controls over capital investment were effective throughout 2009 and 2010 in prioritizing only investments that were essential to supporting our customers and the continued development of our new products. 2011 investments focus on new products and existing equipment capacity and performance upgrades.

Total Debt at Constant FX Rates
10    Q1 10    Q2 10    Q3 10    Q4 11    Q1
Total
Debt
643.5 498.6 495.3 492.4 488.2
$300
$375
$450
$525
$600
Note – Total Debt converted at Q1 2011 FX rates for all periods presented  (Euro = USD $1.42,  Canadian Dollar = USD $1.03)
Q2 ’10 reflects the net reduction related to our voluntary pre-packaged chapter 11 plan of reorganization, from which we emerged on May 25, 2010
000’s